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                                                                    Exhibit 10.7

                                     FORM OF
                       PERFORMANCE BASED OPTION AGREEMENT

CompBenefits Corporation
100 Mansell Court East, Suite 400
Roswell, Georgia 30076

<<date>>

<<name>>
<<address>>
<<citystatezip>>

     Re:  CompBenefits Corporation -- Grant of Nonqualified Stock Option

Dear <<name>>:

     CompBenefits Corporation is pleased to advise you that on <<date>> (the "Grant Date") its Board of Directors granted to you a stock option (an "Option"), as provided below, under the CompBenefits Corporation Stock Option Plan (the "Plan"), a copy of which is attached hereto.

     1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" means the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. If a committee of the Board has not been designated by the Board to administer the Plan, all references herein the Committee shall be deemed to be references to the Board.

          "Common Stock" means the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Company" means CompBenefits Corporation, a Delaware corporation.

          "Disability" means your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company and its subsidiaries for a period of at least 90 consecutive days or for shorter periods

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aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the good faith judgment of the Board.

          "Fair Market Value" of the Common Stock shall be determined by the Committee in good faith.

          "Option Shares" means (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares will continue to be Option Shares in the hands of any holder other than you (except for the Company, purchasers pursuant to a public offering under the Securities Act and purchasers through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

          "Sale of the Company" means the sale to a third party or affiliated group of third parties of (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that in any event, the term "Sale of the Company" shall not include an offering of securities to the public.

          "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

     2. Option.

          (a) Terms. Your Option is for the purchase up to <<options>> shares of Common Stock (the "Option Shares") at an option price per share of $<<exerciseprice>> (the "Exercise Price"), payable upon exercise as set forth in
Section 2(b) below. Your Option will expire at the close of business on
<<expirationdate>> (the "Expiration Date"), subject to earlier expiration in connection with the termination of your employment as provided in Section 4(b) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

          (b) Payment of Option Price. Subject to Section 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order).

     3. Exercisability/Vesting.

          (a) Vesting Schedule. Your Option may be exercised only to the extent it has vested. Except as otherwise provided in Section 3(c) below, your Option will vest and become exercisable according to Schedule I attached hereto.

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          (b) Effect on Vesting in Case of Employment Termination. Unless
otherwise determined by the Committee, if your employment terminates for reasons other than discharge for Cause or voluntary resignation, your Option will be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on the date your employment with the Company or its subsidiaries ceased and any portion of your Option that was not vested and exercisable on such date will expire and be forfeited. If you resign or are discharged for Cause, all of your Option not previously exercised will expire and be forfeited whether exercisable or not. "Cause" means any of the following:
(i) theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or any subsidiary, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or any subsidiary or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or any subsidiary, (ii) any act or acts of disloyalty, misconduct or moral turpitude injurious to the interest, property, operations, business or reputation of the Company or any subsidiary or conviction of a crime the commission of which results in injury to the Company or any subsidiary or (iii) failure or inability (other than by reason of Disability) to carry out effectively your duties and obligations to the Company and its subsidiaries or to participate effectively and actively in the management of the Company and its subsidiaries, as determined in the reasonable judgment of the Board.

     4. Expiration of Option.

          (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in Section 2(a) above.

          (b) Early Expiration Upon Termination of Employment. Any portion of your Option that was not vested and exercisable on the date your employment with the Company and its subsidiaries terminated (for any reason whatsoever) will expire and be forfeited on such date, and any portion of your Option that was vested and exercisable on the date your employment with the Company and its subsidiaries terminated (for any reason whatsoever) will also expire and be forfeited on such date; provided, however, that: (i) if your employment with the Company and its subsidiaries is terminated as a result of your death or Disability, the portion of your Option that is vested and exercisable will expire 90 days from the date of your death or Disability, but in no event after the Expiration Date, (ii) if you retire (with the approval of the Committee or the Board), the portion of your Option that is vested and exercisable will expire 90 days from the date of your retirement, but in no event after the Expiration Date and (iii) if you are discharged by the Company or any subsidiary for any reason other than for Cause, the portion of your Option that is vested and exercisable will expire 30 days from the date of your discharge, but in no event after the Expiration Date.

     5. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other


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information provided to you regarding the Company, together with payment of the
Option Price in accordance with the provisions of Section 2(b) above. As a condition to any exercise of your Option, you will permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

     6. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise your Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law, or (iii) violate any agreement between yourself and the Company, including this letter. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

     7. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

     8. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

     9. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company and its subsidiaries to terminate your employment at anytime (with or without Cause), nor confer upon you any right to continue in the employ of the Company or any subsidiary for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, your termination of employment by the Company or its subsidiaries without Cause) any


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portion of your Option that was not previously vested and exercisable will be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant.

     10. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

     11. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

     12. Right to Purchase Option Shares Upon Your Termination of Employment.

          (a) Repurchase of Option Shares. If your employment with the Company or any subsidiary shall terminate for any reason whatsoever other than your death or Disability, including your resignation or termination (the date on which such termination occurs being referred to as the "Termination Date"), then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of Section 12(c) hereof (the "Repurchase Option"). The Company may elect to purchase all or any portion of the Option Shares by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares within six months after the Termination Date. The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

          (b) Closing of Repurchase of Option Shares. The purchase of Option Shares pursuant to this Section 12 will be closed at the Company's executive offices within 20 days after the delivery of the Repurchase Notice. At the closing, the Company shall pay the purchase price in the manner specified in
Section 12(c) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the Company accompanied by duly executed stock powers. The Company shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).


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          (c) Purchase Price for Option Shares. The purchase price per share to be paid for the Option Shares purchased by the Company pursuant to Section 12 shall be equal to the Fair Market Value of such Option Shares as of the Termination Date [or the Option Exercise Price of such shares, if greater]. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares by certified check or wire transfer of funds.

     13. Restrictions on Transfer. Until the fifth anniversary of the date hereof, you will not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to the provisions of Section 12 or 15 hereof ("Exempt Transfers"). From and after the fifth anniversary of the date hereof, you may sell, pledge or otherwise transfer any interest in any Option Shares in an Exempt Transfer or pursuant to the remaining provisions of this Section 13.

          (a) Transfer of Option Shares. At least 30 days (but not more than 35 days) prior to making any transfer other than an Exempt Transfer, you will deliver a written notice (the "Sale Notice") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. You agree not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company (the "Authorization Date").

          (b) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the Option Shares to be transferred by you upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to you within 20 days after the receipt of the Sale Notice by the Company. If the Company has not elected to purchase all of the Option Shares specified in the Sale Notice, you may transfer the Option Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Option Shares not transferred within such 60-day period will be subject to the provisions of this
Section 13(b) upon subsequent transfer.

          (c) Certain Permitted Transfers. The restrictions contained in this
Section 13 will not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this Section will continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants (whether natural or adopted), and any entity in which you and your spouse and descendants collectively own a 100% direct or indirect beneficial interest.

          (d) Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this Section 13 will continue with respect to each Option Share until the date on which such Option Share has been transferred in a transaction permitted by this Section (except in a transaction contemplated by Section 13(c)); provided in any event the restrictions on


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transfers set forth in this Section 13 will terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

     14. Additional Restrictions on Transfer.

          (a) Restrictive Legend. The certificates representing the Option Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON <<dateallcaps>>, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND
          <<nameincaps>> DATED AS OF <<dateallcaps>>, A COPY OF WHICH MAY BE
          OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) Opinion of Counsel. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

          (c) Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten registration of the Company's securities, except as part of such underwritten registration if otherwise permitted.

          (d) Irrevocable Proxy. If you cease to be employed by the Company and its subsidiaries for any reason, then until the first to occur of a Sale of the Company or a public offering of the Company's Common Stock registered under the Securities Act, you hereby appoint TA/Advent VIII L.P. ("TA") and Golder, Thoma Cressey, Rauner Fund V, L.P. ("GTCR") as your true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of your Option Shares in TA and GTCR's sole discretion for all matters to be voted on


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by the stockholders of the Company. The proxy and power granted by you pursuant to this Section 14(d) are coupled with an interest and are given to secure the performance of your obligations under this Agreement. Such proxy and power shall be irrevocable for the term set forth in the first sentence of this Section 14(d) and shall survive the death, incompetency, disability, or bankruptcy of you and the subsequent holders of your Option Shares.

     15. Sale of the Company.

          (a) Consent to Sale of Company. If the Board and the holders of a majority of the Company's Common Stock then outstanding approve the sale of the Company to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) (the "Approved Sale"), you will consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, you will agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. You will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. For purposes of this
Section 16, an "independent third party" is any person who does not own in excess of 15% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 15% owner of the Company's Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 15% owner of the Company's Common Stock.

          (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you will appoint another purchaser representative (reasonably acceptable to the Company), and you will be responsible for the fees of the purchaser representative so appointed.

          (c) Termination of Restrictions. The provisions of this Section 15 will terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

     16. Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive


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relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

     17. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

     18. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     19. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

     21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     22. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     23. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

          (a)  If to the Optionee:

               <<name>>
               <<address>>
               <<citystatezip>>

          (b)  If to the Company:


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               CompBenefits Corporation
               100 Mansell Court East, Suite 400
               Roswell, Georgia 30076
               Attention: President
               Facsimile: (770) 992-4349

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     24. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of the Option Shares (as defined herein).

                                     * * * *


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     Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                        Very truly yours,

                                        COMPBENEFITS CORPORATION


                                        By:
                                            ------------------------------------
                                        Its: President

Enclosures: 1. Extra copy of this Agreement
            2. Copy of the Plan

     The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of                             OPTIONEE


<<date>>
                                        ----------------------------------------
                                        <<name>>


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